UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2016

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction Of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14699 Holman Mtn. Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (209) 848-4384

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

Between July 25 and August 16, 2016, Green EnviroTech Holdings Corp. (the “Company”) issued an aggregate of 1,920,721 shares of the Company’s common stock to H.E. Capital, S.A., and its assignees upon their conversion of a total of $152,905 of certain convertible promissory notes issued by the Company. The promissory notes were originally issued to H.E. Capital, which had a long-standing relationship with the Company. H.E. Capital transferred portions of those notes in private transactions. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as not involving any public offering. No general solicitation was used.

Effective as of August 1, 2016, the Company issued warrants to purchase 1,250,000 shares of the Company’s common stock to H.E. Capital, S.A., as additional consideration for H.E. Capital’s agreement to extend an additional $400,000 of working capital under the line of credit agreement between H.E. Capital and the Company. These warrants are fully vested, have an exercise price of $0.10 per share, and expire on December 31, 2019. These warrants were issued following arm’s-length negotiations between the Company and the recipient, and no general solicitation was used. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as not involving any public offering.

Effective as of August 1, 2016, the Company issued warrants to purchase an aggregate of 3,375,000 shares of the Company’s common stock to a total of four individuals and entities for services. This included warrants to purchase 1,000,000 shares issued to Gary De Laurentiis for his service as a director in 2016. These warrants are fully vested, have an exercise price of $0.10 per share, and expire on December 31, 2019. These warrants were issued following arm’s-length negotiations between the Company and the recipients, and no general solicitation was used. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as not involving any public offering.

Effective as of August 1, 2016, the Company issued warrants to purchase an aggregate of 3,840,000 shares of the Company’s common stock to a total of five current and former employees and consultants for an aggregate of $2,024,059 in accrued and unpaid salary. This included warrants to purchase 600,000 shares issued to Gary De Laurentiis for $417,000 in accrued, but unpaid salary. These warrants are fully vested, have an exercise price of $0.10 per share, and expire on December 31, 2019. These warrants were issued following arm’s-length negotiations between the Company and the recipients, and no general solicitation was used. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as not involving any public offering.

Effective as of August 15, 2016, the Company issued 125,000 shares of the Company’s common stock and warrants to purchase an additional 50,000 shares of the Company’s common stock to one entity in connection with an Investor and Public Relations Consulting Agreement. The warrants are fully vested, have an exercise price of $0.50 per share, and expire on August 15, 2019. These securities were issued following arm’s-length negotiations between the Company and the recipient, and no general solicitation was used. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as not involving any public offering.

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ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.23	Form of Warrant	Attached

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green EnviroTech Holdings Corp.

Dated: September 8, 2016	By:	/s/ Gary De Laurentiis
Gary De Laurentiis, Chief Executive Officer

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